Amendment No. 1 to David J. Wilson Employment Agreement

This Amendment No. 1 (the "Amendment") to the David J. Wilson Employment Agreement executed May 11, 2020, effective June 1, 2020 (the "Wilson Employment Agreement"), is hereby adopted this 1st day of June 2020 by Columbus McKinnon Corporation (the "Company").

WITNESSETH

WHEREAS, the Company desires to amend the Wilson Employment Agreement to provide a one-time, sign on cash bonus to Mr. Wilson effective on his start date;

WHEREAS, Mr. Wilson desires to amend his Employment Agreement to include this one-time, sign on cash bonus.

NOW, THEREFORE, the Wilson Employment Agreement is amended as follows:

1. Add new Paragraph 3(j) as follows:

   Sign-on Bonus. The Company will pay Executive a one-time sign-on cash bonus in the amount of Three Hundred and Seventy-Five Thousand Dollars ($375,000 USD) on his Commencement Date or shortly thereafter.

2. All other terms of the Wilson Employment Agreement will remain the same.

IN WITNESS WHEREOF, the Company hereby adopts this Amendment No. 1 to the Wilson Employment Agreement on the date and year first set forth above.

RICHARD H. FLEMING

By: Richard H. Fleming

Title: Chairman of the Board of Directors

DAVID J. WILSON

By: DJW